UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 9, 2009

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     As described in Item 7.01, we are furnishing this Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on September 9, 2009 discussing our first quarter fiscal 2010 financial results. The disclosure provided in Item 7.01 of this Report on Form 8-K is hereby incorporated by reference into this Item 2.02.
     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 7.01. Regulation FD Disclosure.
     We are furnishing this Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on September 9, 2009 discussing our first quarter fiscal 2010 financial results. The transcript of the conference call and webcast is included as Exhibit 99.1 to this Report on Form 8-K.
     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.
     The text included with this Report on Form 8-K and the replay of the conference call and webcast on September 9, 2009 is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.
     Certain statements contained in this Report on Form 8-K (including the exhibit) may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding our anticipated growth; the size and growth prospects of the security market; the success of our diversification strategy, including the expansion of our markets and the diversification of our future revenue base resulting from the acquisition of Universal Safety Response, Inc. (“USR”); the expected financial effect of USR; the growth prospects and success of USR’s products; the reputation of our company and USR for reliable security and safety products; our anticipated backlog; our ability to increase demand for our products in various markets, including consumer and law enforcement channels, domestically and internationally; the sale of our products internationally; the anticipated contingent consideration resulting from the USR acquisition; our anticipated revenue; our anticipated gross profit margins; our anticipated operating expenses; our anticipated effective tax rate; our anticipated interest expense; and our anticipated earnings. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the state of the U.S. economy; general economic conditions and consumer spending patterns; the continued strong consumer demand for our handguns and tactical rifle products resulting in part from external factors, including a new administration taking office in Washington, D.C., speculation surrounding increased gun control, and heightened fear of terrorism and crime; the effect that fair value accounting relating to the acquisition of USR may have on our GAAP earnings as a result of increases or decreases in our stock price; our ability to integrate USR in a successful manner; our growth opportunities; our anticipated growth; our ability to capitalize on strong consumer demand for our products, particularly pistols, revolvers, and tactical rifles; our ability to increase demand for our products in various markets, including consumer and law enforcement channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce any new products; the success of any new product; the success of our diversification strategy, including the expansion of our markets; the diversification of our future revenue base resulting from the acquisition of USR; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2009.

     We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

99.1	Transcript of conference call and webcast conducted on September 9, 2009.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: September 9, 2009	By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX
99.1	Transcript of conference call and webcast conducted on September 9, 2009.